EXHIBIT INDEX

                                                    Sequentially
Exhibit                                             Numbered Page

  11       Computation of Primary and Fully
           Diluted Earnings Per Share                 16 - 17

ITEM 6.(a)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                            THIRTEEN WEEKS ENDED      TWENTY-SIX WEEKS ENDED

                                         DEC.4, 1993  DEC.5, 1992   DEC.4, 1993   DEC.5, 1992

PRIMARY EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       36,132       37,061        36,113        36,993
Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  average market price)................        1,389          983         1,331           934

                   TOTALS..............       37,521       38,044        37,444        37,927

Net Income.............................      $12,038      $10,357       $20,147       $17,151


Primary earnings per common and
  common equivalent share..............        $0.32        $0.27         $0.54         $0.45



All share data has been adjusted to give effect for the 3-for-2 stock split paid on
October 29, 1993.


























                                             Page 16


ITEM 6.(a) (continued)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                           THIRTEEN WEEKS ENDED       TWENTY-SIX WEEKS ENDED
                                         DEC.4, 1993  DEC.5, 1992   DEC.4, 1993   DEC.5, 1992

FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       36,132       37,061        36,113        36,993
Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  higher of period-end or average
  market price)........................        1,389        1,133         1,359         1,049


                   TOTALS..............       37,521       38,194        37,472        38,042

Net Income.............................      $12,038      $10,357       $20,147       $17,151



Fully diluted earnings per common and
  common equivalent share..............        $0.32        $0.27         $0.54         $0.45









All share data has been adjusted to give effect for the 3-for-2 stock split paid on
October 29, 1993


















                                             Page 17
